                                                                   EXHIBIT 10.43

                                                       *  Confidential Treatment
                                                          Requested

                           ASSET PURCHASE AGREEMENT
                           ------------------------

                                 by and among

                              RICHARD G. WOLLACK

                             and BRENT DONALDSON,



                              as "Shareholders,"


                       LIQUIDITY FINANCIAL GROUP, L.P.,

                                  as "Seller"

                                      and


                        KOLL MANAGEMENT SERVICES, INC.,

                                  as "Buyer"

                            Dated:  March 24, 1995

                           ASSET PURCHASE AGREEMENT
                           ------------------------


                               TABLE OF CONTENTS
                               -----------------

                                                                     Page
                                                                     ----
ARTICLE I      PURCHASE AND SALE OF ASSETS..........................   1

  1.1     Transfer Of Assets........................................   1

  1.2     Consideration for Assets..................................   2

  1.3     Adjustments to Purchase Price.............................   2

  1.4     Acceleration and Deferral of Deferred Portion.............   5

  1.5     Assumption of Liabilities.................................   5

  1.6     Covenant Not to Compete....................................  6

  1.7     Put.......................................................   7

ARTICLE II     CLOSING..............................................   7

  2.1     Closing...................................................   7

  2.2     Documents to be Delivered.................................   8

  2.3     Transfer Taxes............................................   9

  2.4     Prorations................................................   9

  2.5     Employment................................................   9

                                                                     Page
                                                                     ----
ARTICLE III    REPRESENTATIONS AND WARRANTIES OF SELLER AND
              THE SHAREHOLDERS......................................  10

  3.1     Organization and Qualification............................  10

  3.2     Authorization.............................................  10

  3.3     No Conflict or Violation..................................  10

  3.4     Consents and Approvals....................................  11

  3.5     Books and Records.........................................  11

  3.6     Litigation................................................  11

  3.7     Compliance with Law.......................................  11

  3.8     Permits...................................................  12

  3.9     Labor Matters.............................................  12

  3.10    Benefit Arrangements......................................  12

  3.11    Brokers and Finders.......................................  12

  3.12    Title.....................................................  13

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF BUYER..............  13

  4.1     Organization of Buyer.....................................  13

  4.2     Authorization.............................................  13

  4.3     Brokerage/Finders Fees....................................  13

  4.4     No Conflict or Violation..................................  13

                                                                     Page
                                                                     ----
  4.5     No Loss of Control........................................  14

ARTICLE V      ACTIONS BY SELLER, THE SHAREHOLDERS AND
               BUYER PRIOR TO THE CLOSING...........................  14

  5.1     Maintenance of Business...................................  14

  5.2     Investigation by Buyer....................................  14

  5.3     Notification of Certain Matters...........................  14

ARTICLE VI     CONDITIONS TO SELLER'S OBLIGATIONS...................  15

  6.1     Representations, Warranties and Covenants.................  15

  6.2     No Governmental Proceeding or Litigation..................  15

  6.3     Employment Agreement......................................  15

  6.4     License Agreement.........................................  15

  6.5     Waiver by Seller..........................................  15

ARTICLE VII    CONDITIONS TO BUYER'S OBLIGATIONS....................  16

  7.1     Representations, Warranties and Covenants.................  16

  7.2     No Governmental Proceeding or Litigation..................  16

  7.3     Employment Agreement......................................  16

  7.4     License Agreement.........................................  16

  7.5     Waiver by Buyer...........................................  16

                                                                     Page
                                                                     ----
ARTICLE VIII   INDEMNIFICATION......................................  17

  8.1     Survival of Representations, Etc..........................  17

  8.2     Indemnification...........................................  17

ARTICLE IX     MISCELLANEOUS........................................  19

  9.1     Termination...............................................  19

  9.2     Assignment................................................  20

  9.3     Notices...................................................  20

  9.4     Choice of Law.............................................  21

  9.5     Entire Agreement; Amendments and Waivers..................  21

  9.6     Counterparts..............................................  22

  9.7     Invalidity................................................  22

  9.8     Headings..................................................  22

  9.9     Further Assurances........................................  22

  9.10    Expenses..................................................  22

  9.11    Attorneys Fees............................................  22

  9.12    Publicity.................................................  22

  9.13    Confidential Information..................................  23

  9.14    Miscellaneous.............................................  23

                                                                     Page
                                                                     ----
ARTICLE X      DEFINITIONS..........................................  24

  10.1    Accounting Party..........................................  24

  10.2    Affiliate.................................................  24

  10.3    Assets....................................................  24

  10.4    Benefit Arrangement.......................................  24

  10.5    Business..................................................  24

  10.6    Buyer.....................................................  24

  10.7    Calculation Year..........................................  24

  10.8    Closing...................................................  24

  10.9    Closing Date..............................................  24

  10.10   Damages...................................................  24

  10.11   Deferred Portion..........................................  25

  10.12   Down Payment..............................................  25

  10.13   Employment Agreement......................................  25

  10.14   Existing Contracts........................................  25

  10.15   Financial Statements......................................  25

  10.16   First Year................................................  25

  10.17   Indemnitee................................................  25

                                                                     Page
                                                                     ----
  10.18   Indemnitor................................................  25

  10.19   INDEX.....................................................  25

  10.20   License Agreement.........................................  25

  10.21   Net Operating Income......................................  25

  10.22   Net Operating Loss........................................  25

  10.23   Non-Accounting Party......................................  26

  10.24   Operating Expenses........................................  26

  10.25   Purchase Price............................................  26

  10.26   Representative............................................  26

  10.27   Revenues..................................................  26

  10.28   Seller....................................................  26

  10.29   Seller's Office Space.....................................  26

  10.30   Shareholders; Shareholder.................................  26

  10.31   T.R.E.E.S.................................................  26

  10.32   T.R.E.E.S. Employees......................................  26

EXHIBITS
- --------
EXHIBIT "A"    PERSONAL PROPERTY LEASES AND FINANCING ARRANGEMENTS
- ----------
EXHIBIT "B"    TANGIBLE PERSONAL PROPERTY
EXHIBIT "C"    PURCHASE PRICE ALLOCATION
EXHIBIT "D"    SELLER EMPLOYEES

EXHIBIT "E"    DISCLOSURE SCHEDULE
EXHIBIT "F"    SELLER'S OCCUPANCY AND OFFICE COST ALLOCATION

                           ASSET PURCHASE AGREEMENT
                           ------------------------

          THIS ASSET PURCHASE AGREEMENT, dated as of March 24, 1995, is made by and among RICHARD G. WOLLACK and BRENT DONALDSON (collectively, "Shareholders"), KOLL MANAGEMENT SERVICES, INC., a Delaware corporation ("Buyer"), and LIQUIDITY FINANCIAL GROUP, L.P., a California limited partnership ("Seller"). A glossary of defined terms used herein is set forth in Article XI.

                               R E C I T A L S :
                               ----------------

          A. Seller currently engages in multiple businesses including, without limitation, (i) real estate and REIT research and providing third-party clients real estate price and rent trends in over fifty major United States markets through its transaction-based database, real estate market trend publications, including, without limitation, National Real Estate Index, REIT-Score, MetroMarket Facts, MarketScore, Market Monitor, National Market Overview and Market History Report, and related print and disc products (collectively, "INDEX"), (ii) providing investment management services to third-party clients desiring to invest in publicly traded real estate equity securities, principally REITs, under the acronym "T.R.E.E.S.", including the REIT-Cast model, and (iii) providing asset management services to Boatmen's Trust and Liquidity Fund 24. The activities described in clauses (i), (ii) and (iii) of this Recital A shall hereinafter be referred to as the "Business".

          B. Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, all of the Assets upon the terms and subject to the conditions set forth in this Agreement.

                              A G R E E M E N T :
                              ------------------

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I
                                   ---------

PURCHASE AND SALE OF ASSETS
- ---------------------------

     1.1       Transfer Of Assets
               ------------------

          Upon the terms and subject to the conditions contained herein at the Closing, Seller shall assign, transfer and convey to Buyer and/or shall cause its wholly owned corporate subsidiaries to assign, transfer and convey to Buyer
(a) all of its consulting, investment management, subscription and service agreements with third party clients and investors associated with the activities described as INDEX and T.R.E.E.S. and its asset management agreements with Boatman's Trust and Liquidity Fund 24 (the "Existing Contracts"), together with related databases; (b) the personal property leases and personal property financing arrangements of Seller set forth on Exhibit "A"; (c) the tangible
                                              ----------
personal property of Seller set forth on Exhibit "B"; and (d) all of its
                                         -----------
trademarks, copyrights and servicemarks, if any, associated with the activities described as INDEX and T.R.E.E.S. The foregoing assets to be transferred to Buyer pursuant to this Agreement shall hereinafter be referred to as the "Assets."


     1.2       Consideration for Assets
               ------------------------

          Upon the terms and subject to the conditions contained herein, as consideration for the purchase of the Assets, Buyer shall pay to Seller * Dollars ($ * ), as adjusted pursuant to Section 1.3 (the "Purchase Price"). The Purchase Price shall be paid in two (2) installments, * Dollars ($ * ) (the "Down Payment") on the Closing Date and * Dollars ($ * ), as adjusted pursuant to Section 1.3 (the "Deferred Portion") and as such Deferred Portion is increased by interest at a per annum rate from and after the end of the third
(3rd) Calculation Year equal to the prevailing Wells Fargo Bank commercial prime rate (adjusted concurrently with any adjustments to such interest rate) plus six
(6) percentage points, on the sixtieth (60th) day following the end of the sixth
(6th) Calculation Year, as such due date may be accelerated as hereinafter provided in Section 1.4. The Purchase Price shall be allocated to the Assets as set forth on Exhibit "C".
             -----------

     1.3       Adjustments to Purchase Price
               -----------------------------

     The Deferred Portion shall be decreased (but not below zero) by * for every dollar that Net Operating Income (which can be a negative number) for the year (the "First Year") commencing on the first day of the month next following the Closing

                                                        * Confidential Treatment
                                                          Requested

     Date (but not any subsequent year) is less than * Dollars ($ * ). Seller and Buyer negotiated the $ * figure in the previous sentence based on certain assumptions about the scope of the INDEX business during the First Year. If Buyer directs or requests that the INDEX be marketed in Asia during the First Year, the costs of doing so shall not be included in Operating Expenses.

               (a) The term "Net Operating Income" for any relevant Calculation Year means the Revenues during such year less:

                    (i)  the Operating Expenses during such year, and

                    (ii) any Net Operating Loss incurred in a Calculation Year previous to such relevant Calculation Year to the extent same has not been offset in the calculation of Net Operating Income for a Calculation Year previous to such relevant Calculation Year.

               (b) The term "Net Operating Loss" for any relevant Calculation Year means the amount that the Operating Expenses for such year exceeds the Revenues for such year.

               (c) The term "Revenues" for any relevant Calculation Year means the gross revenues, net of any third party commission or fee, of Buyer and/or any Affiliate of Buyer during such year from activities associated with INDEX exclusive of fees received under the License Agreement, which activities include, without limitation, publications commenced after the Closing Date. Seller understands that from time to time Buyer and its Affiliates may furnish complimentary copies of, or complimentary subscriptions to, one or more INDEX publications or may offer copies or subscriptions at discounted rates. The first Thirty Thousand Dollars ($30,000) of such complimentary or discounted copies and subscriptions shall not be included in Revenues. However, any excess shall be included in Revenues. For purposes of making this calculation, the then-current "regular" subscription and individual copy rates shall be attributed to all copies and subscriptions.

               (d) The term "Operating Expenses" for any relevant Calculation Year means all operating expenses incurred by Buyer and/or any Affiliate of Buyer in connection with activities associated with INDEX during such year which activities

                                                        * Confidential Treatment
                                                          Requested
     include, without limitation, publications commenced after the Closing Date and which operating expenses shall include, without limitation, the following:

                    (i)      office expenses,

                    (ii) labor and benefit costs directly connected to the Revenues derived from the activities associated with INDEX exclusive of labor and benefit costs payable to or on behalf of Richard G. Wollack and his secretary,

                    (iii)    real property rent expense for such period,

                    (iv)     travel and entertainment expenses,

                    (v) insurance costs, including, without limitation, errors and omissions/professional liability insurance costs,

                    (vi)     professional fees,

                    (vii)    all taxes (except income taxes),

                    (viii) marketing expenses related directly to the activities associated with INDEX,

                    (ix) personal property rent expenses payable to third party lessors and debt service on personal property financing arrangements payable to third party lenders,

                    (x) computer maintenance and software costs for all personal and mainframe computers,

                    (xi) depreciation on any depreciable property acquired after the Closing Date for use in connection with activities associated with

          INDEX, depreciation on any depreciable property acquired from Seller and used in connection with the activities associated with INDEX based upon the depreciable basis and depreciable life of any such property immediately prior to such acquisition, and a reasonable allocation of depreciation (based on use) on any depreciable property owned by Buyer as of the Closing Date and used in connection with the activities associated with INDEX,

                    (xii) a reasonable allocation of Seller's monthly overhead and occupancy costs incurred in Seller's Office Space related to the activities associated with INDEX prepared by Seller based upon
          (1) a one hundred percent (100%) allocation of occupancy costs associated with the INDEX production and storage areas, (2) a percentage allocation of the balance of the occupancy costs based upon a head count of employees involved in the activities described as INDEX as of the last day of the calendar month immediately preceding the calendar month for which the allocation is calculated, and (3) a percentage allocation of Seller's overhead equal to fifty percent (50%) of the percentage calculated in clause (2) above except that for purposes of calculating the percentage allocation of Seller's overhead Richard G. Wollack and his secretary shall not be considered as employees involved in the activities described as INDEX, which allocation shall be calculated consistently with the example set forth on Exhibit "F" attached hereto and shall be subject to Buyer's
             -----------
          reasonable approval,

                    (xiii) a reasonable allocation of Buyer's accounting costs consistent with allocations by Buyer to its operating divisions in the event that Buyer elects to provide accounting for the activities associated with INDEX following a reasonable determination by Buyer that the quality of accounting provided by Seller is not commensurate with Buyer's standards, and

                    (xiv) interest at Buyer's cost of funds on outstanding working capital advances made by Buyer in connection with activities associated with INDEX, which working capital advances shall be deemed made by Buyer ratably over the First Year and only to the extent that Net Operating Income for the First Year is a negative number.

               (e) For purposes of the foregoing, Revenues, Operating Expenses, Net Operating Income and Net Operating Loss for any relevant computation period shall be calculated under the cash method of accounting except that gross revenues received for subscriptions in excess of twelve (12) months shall be considered as received in the relevant computation period as to that portion of such gross revenues attributable to the first twelve (12) months of such subscription and shall be considered as received ratably over the months of such subscription in excess of the first twelve (12) months of such subscription as to that portion of such gross revenues attributable to the period of such subscription subsequent to the first twelve (12) months. For purposes of calculating Net Operating Income or Net Operating Loss, there shall be no allocation of Buyer's overhead except for the allocation described in Section 1.3(d)(xiii).

               (f) Within sixty (60) days following the end of each Calculation Year, whichever of Seller or Buyer (the "Accounting Party") is providing the accounting for the activities associated with INDEX as of the end of such year shall prepare and distribute to the other (the "Non-Accounting Party") an annual report setting forth the calculation of Net Operating Income for such year, certified as true and correct by the Chief Financial Officer of the Accounting Party, in his capacity as an officer of the Accounting Party. Any such report, and the accounting records maintained in connection therewith, shall be subject to audit by a nationally recognized certified public accounting firm selected by the Non-Accounting Party, at such party's expense; provided that in the event the Non-Accounting Party is Seller and any such audit results in a calculation of Net Operating Income which is one hundred five percent (105%) or more of the Net Operating Income calculated by Buyer, then such recalculated amount shall constitute Net Operating Income for such year and the expense of such audit shall be borne by Buyer or in the event the Non-Accounting Party is Buyer and any such audit results in a calculation of Net Operating Income which is ninety-five percent (95%) or less of the Net Operating Income calculated by Seller, then such recalculated amount shall constitute Net Operating Income for such year and the expense of such audit shall be borne by Seller.

               (g) Buyer shall be obligated to reimburse Seller for the monthly allocation of Seller's overhead and occupancy costs incurred in Seller's Office Space described in Section 1.3(d)(xii) within fifteen (15) days of receipt by Buyer of such allocation prepared by Seller provided such allocation has been approved by Buyer, which approval shall not be unreasonably withheld.


     1.4       Acceleration and Deferral of Deferred Portion.
               ---------------------------------------------

Notwithstanding the provisions of Section 1.2, on the sixtieth (60th) day following the end of each Calculation Year, a portion of the Deferred Portion equal to the Net Operating Income for such Calculation Year up to the sum of * Dollars ($ * ) plus accrued and unpaid interest on the Deferred Portion shall be due and payable. Buyer shall have the right to prepay the Deferred Portion at any time without penalty. In the event Buyer sells the databases, publications and related print and disc products described in this Agreement as INDEX and related subscription and service agreements to a third party, the entire Deferred Portion plus accrued and unpaid interest shall be due and payable upon the closing of such sale.

     1.5       Assumption of Liabilities
               -------------------------

          Upon the terms and subject to the conditions contained herein, at the Closing, Buyer shall assume all obligations and liabilities accruing, arising out of, or relating to, events or occurrences happening after the Closing Date
(a) under any Existing Contracts, personal property leases and personal property financing arrangements assigned to Buyer pursuant to the terms of this Agreement, but not including any obligation or liability for any breach of any such contract occurring prior to the Closing Date, and (b) in respect of any employees of Seller employed by Buyer on and/or after the Closing Date with respect to events occurring after the Closing Date. Buyer shall not assume any obligations or liabilities of Seller not specifically described in this Section
1.5. In this regard, Buyer shall not assume any obligations of Seller under the tenant lease for the Seller's Office Space or any obligations to the T.R.E.E.S. Employees.

     1.6       Covenant Not to Compete
               -----------------------

               (a)  Seller hereby agrees that it shall not, for a period of six
     (6) years following the Closing Date, contact, solicit or contract with any then existing client of Buyer for the provision of: (i) investment management services respecting investments in publicly-traded real estate equity securities (principally REITs) or (ii) data on real estate prices or trends in competition with any of the publications then constituting the INDEX.

               (b) Brent Donaldson hereby agrees that he shall not, for a period of three (3) years following the Closing Date, either as an employee, employer, consultant, agent, principal, partner, shareholder, corporate officer, director or in any other individual or representative capacity, solicit or contract with, or acquire,

                                                        * Confidential Treatment
                                                          Requested
     individually or in the aggregate with the other Shareholder, controlling interest in any entity or organization which solicits or contracts with, any then existing client of Buyer for the provision of: (i) investment management services to Boatmen's Trust or Liquidity Fund 24 respecting investments in publicly-traded real estate equity securities (principally REITs) or (ii) data on real estate prices or trends in competition with any of the publications then constituting the INDEX. Notwithstanding the foregoing, nothing in this Section 1.6(b) shall prohibit Mr. Donaldson from serving as an employee or in any other capacity with any entity or another organization that conducts any such activities if Mr. Donaldson does not himself participate in such activities.

               (c) Notwithstanding the foregoing provisions of this Section 1.6, the rendition of services by Seller pursuant to the provisions of an Existing Contract which could not be assigned to Buyer for lack of a third party consent thereto shall not violate the foregoing provisions of this
     Section 1.6 provided the consideration received by Seller from such Existing Contract is assigned by Seller to Buyer in the exact form received and as and when received.

               (d) Seller and each Shareholder agree not to hire any of the employees of Buyer in connection with the rendition by Seller and/or any Shareholder of research, investment management and/or investment counsel services of the type then currently being rendered by Buyer in connection with the activities described as INDEX or T.R.E.E.S. for a period of one 1 year following any such employee's termination, for any reason, of employment with Buyer.

               (e) In the event any of the covenants in this Section 1.6 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time, or over too great a geographical area, or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable, and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

               (f) Seller and each Shareholder acknowledge that a breach of the covenants contained in this Section 1.6 will cause irreparable damage to Buyer, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, Seller and each Shareholder agree that if Seller and/or any Shareholder breaches the covenants contained in this Section 1.5 in addition to any other remedy which may be available at law or in equity, Buyer shall be entitled to specific performance and injunctive relief, without posting a bond or other security.

               (g) In the event the databases, publications and related print and disc products described in this Agreement as INDEX and related subscription and service agreements are reacquired by Seller pursuant to
     Section 1.7 or otherwise, the covenants contained in this Section 1.6 with respect to the activities described as INDEX shall terminate and be of no further force or effect.

               (h) In the event the Existing Contracts associated with the activities described as T.R.E.E.S. and related databases are reacquired by Seller pursuant to Section 2.5 or otherwise, the covenants contained in this Section 1.6 with respect to the activities described as T.R.E.E.S. shall terminate and be of no further force or effect.

     1.7       Put
               ---

          During the sixty (60) day period following the end of the third (3rd) Calculation Year, Buyer shall have the right, but not the obligation, to elect to put the then current databases, publications and related print and disc products described in this Agreement as INDEX and related subscription and service agreements and the tangible personal property acquired from Seller to Seller for a purchase price equal to * Dollars ($ * ) less the amount by which Net Operating Income for the first three (3) Calculation Years exceeds any payments of the Deferred Portion previously received by Seller, by delivering written notice of such election to Seller. The closing of such transaction shall occur within thirty (30) days following the effective date of Buyer's notice of its election to put such assets to Seller and shall be consummated in a manner consistent with the provisions of Section 2.2 except that the terms "Seller" and "Buyer" therein shall be transposed. Seller shall have the right to decline to purchase such assets in consideration for the forgiveness by Seller of the outstanding balance of the Deferred Portion as of the end of the third (3rd) Calculation Year.


                                  ARTICLE II
                                  ----------

CLOSING
- -------

     2.1       Closing
               -------

          The closing of the transactions contemplated herein (the "Closing") shall be held at 10:00 a.m. local time on March 31, 1995, or such other date as may be mutually agreed upon in writing by Seller and Buyer (the "Closing Date"), at the offices of Buyer's counsel, Allen, Matkins, Leck, Gamble & Mallory, 18400 Von Karman Avenue, 4th Floor, Irvine, California 92715.

     2.2       Documents to be Delivered
               -------------------------

          To effect the transfer of the Assets referred to in Section 1.1 and the delivery of the consideration described in Section 1.2 hereof, Seller and Buyer shall, on the Closing Date, deliver the following:

               (a) Seller shall assign (or cause its wholly owned corporate subsidiaries to assign) to Buyer all of its rights and obligations with respect to each Existing Contract, to the extent each such Existing Contract is assignable without consent of the other party thereto, and its related databases. If any such Existing Contract is not assignable without consent of the other party thereto and Seller does not obtain the consent of the other party to such contract of the proposed assignment to Buyer, then such contract shall only be assigned to Buyer upon the written request of Buyer delivered to Seller; provided that, notwithstanding any provision of this Agreement to the contrary, failure to obtain any such third party consent shall not result in a breach of any representation, warranty, covenant or agreement of Seller hereunder. In any event, Seller shall provide Buyer with any consideration received by Seller with respect to any such Existing Contract in the exact form received, and as and when received, by Seller. Seller shall assign (or cause its wholly owned corporate subsidiaries to assign) to Buyer all of its rights and obligations as lessee or borrower, as applicable, under the personal property leases and personal property financing arrangements described on Exhibit "A" attached hereto. Seller shall transfer (or cause its wholly
     -----------
     owned corporate subsidiaries to transfer) to Buyer all of the tangible personal property in the nature of furniture, fixtures, office equipment, computers, calculators, office supplies and the like listed on Exhibit "B"
                                                                    ----------
     attached hereto. Seller shall assign (or cause its wholly owned corporate subsidiaries to assign) to Buyer all of its trademarks, copyrights and servicemarks, if any, associated with the activities described as INDEX and T.R.E.E.S. Seller shall deliver to Buyer at the Closing such assignment documentation and conveyancing instruments as shall be reasonably requested by Buyer, in form and substance and in a manner reasonably satisfactory to Buyer and Seller, to vest in Buyer title in and to the Assets of Seller assigned to Buyer in accordance with the provisions of this Agreement.

               (b) Buyer shall deliver to Seller the Down Payment, by certified check or wire transfer of funds.

               (c) Buyer and Seller shall each deliver all documents required to be delivered by them, respectively, pursuant to Articles VI and VII, respectively.

               (d) All instruments and documents executed and delivered to Buyer pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to Buyer. All instruments and documents executed and delivered to Seller pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to Seller.

     2.3       Transfer Taxes
               --------------

          Seller shall be responsible for any documentary transfer taxes and any sales, use or other taxes, duties, fees and governmental exactions imposed by reason of the transfer of the assets of Seller provided hereunder and any deficiency, interest or penalty asserted with respect thereto.

     2.4       Prorations
               -----------

          All cash receipts prior to the Closing Date with respect to the Assets shall be the property of Seller and all cash receipts from and after the Closing Date with respect to the Assets shall be the property of Buyer. All expenses accrued prior to the Closing Date with respect to the Assets shall be the responsibility of Seller and all expenses accrued from and after the Closing Date with respect to the Assets shall be the responsibility of Buyer.

     2.5       Employment
               ----------

          Immediately following the Closing, Buyer shall offer employment to all of the employees of Seller who are listed on Exhibit "D" attached hereto except
                                             -----------
those designated as T.R.E.E.S. Employees, and Seller shall assist Buyer, to the extent permitted by state and federal law, in hiring such employees. The salaries offered to such employees shall be market competitive as of the Closing Date in the reasonable discretion of the Buyer after consultation with Seller and other employee benefits offered to such employees shall be consistent with employee benefits provided existing employees of Buyer similarly situated as to seniority and title as of the Closing Date. Such employees shall be notified of the transfer of the management functions to Buyer in a joint communication from Seller and Buyer mutually approved by Seller and Buyer. Also set forth on Exhibit "D" are the employees of Seller utilized by Seller in the activities
- ----------
described as T.R.E.E.S (the "T.R.E.E.S. Employees"). From and after the Closing until the end of the First Year, Seller shall make available to Buyer the services of the T.R.E.E.S. Employees in connection with the activities described as T.R.E.E.S., as reasonably requested by Buyer, in consideration for the payment by Buyer to Seller of the hourly amount set forth opposite each such T.R.E.E.S. Employee's name on Exhibit "D" plus any bonus amounts earned by each
                              -----------
such T.R.E.E.S. Employee in accordance with the formula set forth on Exhibit "D"
                                                                     -----------
by the fifteenth (15th) day of each month during the First Year for time billed and/or bonus earned in the previous month. Buyer shall have no obligation to utilize the services of the T.R.E.E.S. Employees and to pay Seller the monthly consideration therefor following thirty (30) days' prior written notice from Buyer to Seller of Buyer's election to cease the activities described as T.R.E.E.S., provided within such thirty (30) day period Buyer assigns, transfers and conveys to Seller the Existing Contracts associated with the activities described as T.R.E.E.S., related databases and all trademarks, copyrights and servicemarks associated with the activities described as T.R.E.E.S. Nothing herein should be construed as a covenant on the part of Seller to continue the employment of any T.R.E.E.S. Employees. Seller acknowledges that following the expiration of the First Year, Buyer shall have the right to offer employment to all or any of the T.R.E.E.S. Employees on such terms and conditions as Buyer shall determine in its sole discretion.


                                  ARTICLE III
                                  -----------

REPRESENTATIONS AND WARRANTIES
- -------------------------------
OF SELLER AND THE SHAREHOLDERS
- ------------------------------

          Seller and each of the Shareholders, to the best of each such Shareholder's knowledge, hereby represent and warrant to Buyer, except as set forth on the Disclosure Schedule attached hereto as Exhibit "E", the following:
                                                    ----------

     3.1       Organization and Qualification
               ------------------------------

          Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of California and has the requisite power and authority to conduct its business as it is now being conducted.

     3.2       Authorization
               -------------

          Seller and each Shareholder have the requisite power and authority to enter into this Agreement, to perform their respective obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and each Shareholder and constitutes a legal, valid and binding obligation of Seller and each Shareholder, enforceable against Seller and each Shareholder in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws, or by equitable principles, relating to or limiting the rights of creditors generally and (b) limitations imposed by law or equitable principles upon the availability of specific performance, injunctive relief or other equitable remedies.

     3.3       No Conflict or Violation
               -------------------------

          Neither the execution and delivery of this Agreement by Seller and each Shareholder, nor the consummation by Seller and each Shareholder of the transactions contemplated hereby, nor compliance by Seller and the Shareholders with any of the provisions hereof will (a) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any encumbrance upon any of the Assets of Seller under, any of the terms, conditions or provisions of (i) the partnership agreement of Seller or (ii) any note, bond, mortgage, indenture, deed of trust, security or pledge agreement, license, lease, franchise, permit, agreement or other instrument or obligation to which Seller or any Shareholder is a party or to which Seller, any Shareholder or any of the properties or assets of Seller may be subject, which violation, conflict, breach or default would have a material adverse effect on the Assets or Seller's ability to consummate the transactions contemplated hereby, or (b) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Seller, any Shareholder or any of the properties or assets of Seller, which violation would have a material adverse effect on the Assets or Seller's ability to consummate the transactions contemplated hereby.

     3.4       Consents and Approvals
               ----------------------

          Except for the consent of the other parties to the agreements, leases and contracts contained in the Assets to the assignment and transfer thereof from Seller to Buyer, no notice to, declaration, filing or registration with, or authorization, consent or approval of, or permit from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity, is necessary in connection with the execution and delivery of this Agreement by the Seller and the Shareholders and the consummation by the Seller and the Shareholders of the transactions contemplated by this Agreement.

     3.5       Books and Records
               -----------------

          The books and records to which access was given Buyer prior to the date hereof are the actual books and records of Seller and accurately and fairly reflect, in all material respects, the revenues and expenses of Seller.

     3.6       Litigation
               ----------

          There currently are no pending actions, suits, investigations or proceedings by, against, involving or relating to Seller, at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality in which any claim has been made or asserted against Seller. There is outstanding no garnishment, attachment or writ of execution issued with reference to Seller or any of the Assets. Seller is not a party or subject to any judgment, decree or order enjoining it in respect of any business practice or the conduct of business in any area.

     3.7       Compliance with Law
               -------------------

          Seller has not violated or failed to comply with any statute, law, ordinance, regulation, rule, decree or order of any foreign, federal, state or local government or any other governmental department or agency, or any judgment, decree or order of any court, applicable to its business or operations, which violation or failure to comply would have a material adverse effect on the Assets or Seller's ability to consummate the transactions contemplated hereby. The conduct of Seller's Business is in material conformity with all building code, health and environmental requirements except where the aggregate of all such non-conformities would not have a material adverse effect on Seller. The conduct of Seller's Business is in conformity with all energy, public utility, zoning and OSHA requirements and all other foreign, federal, state and local governmental and regulatory requirements except where the aggregate of all such non-conformities would not have a material adverse effect on Seller. Seller has not received any notice to the effect that, or otherwise been advised that, it is not in compliance with, any statute, law, ordinance, regulation, rule, judgment, decree or order. Seller has no reason to anticipate that any presently existing circumstances are likely to result in the violation of, any such statute, law, ordinance, regulation, rule, judgment, decree or order, which violation would have a material adverse effect on the Assets or Seller's ability to consummate the transactions contemplated hereby.

     3.8       Permits
               -------

          Seller has all permits from governmental agencies required to conduct the Business as now being conducted, except such permits the failure of which to obtain would not have a material adverse effect on the Assets.

     3.9       Labor Matters
               -------------

          Seller has not entered into any written employment agreement with any employees employed in the Business including, without limitation, the employees listed on Exhibit "D" attached hereto. Except as provided by law, the employment
          ----------
of all persons presently employed or retained by Seller with respect to the Business, including, without limitation, the employees listed on Exhibit "D"
                                                                 ----------
attached hereto, is terminable at will. Seller is not a party to any collective bargaining agreement, nor is Seller subject to any organizing efforts of any labor union, organization, local or subdivision. There are no labor grievances, or investigations, claims or suits concerning employment pending or threatened against Seller. Seller has not entered into any agreement, oral or written, with any present or former employee of Seller that will result in a commitment or obligation (absolute or contingent) of Seller and/or Buyer to make any payment to any present or former employee of Seller following his or her termination of employment. Seller does not maintain, participate in or contribute to, has never maintained, participated in or contributed to, and has not announced plans or legally binding commitments to maintain, participate in or contribute to, any qualified or non-qualified pension or profit-sharing plan and/or other form of deferred compensation and/or post-retirement insurance, compensation or benefits which covers or has covered any employees or former employees of Seller exclusive of Benefit Arrangements (as defined below). Any severance payments and accrued vacation and/or sick pay payments accrued as of the Closing Date with respect to the employees of Seller shall be the responsibility of Seller, whether or not any such employee is hired by Buyer on or after the Closing Date.

     3.10      Benefit Arrangements
               --------------------

          Each written plan, arrangement, program, agreement or commitment providing for insurance coverage (including any self-insured arrangement), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, and life, health, disability or accident benefits which covers or has covered any employees of Seller (collectively, "Benefit Arrangements"), has been maintained in compliance with its terms and with the requirements described by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangement.

     3.11      Brokers and Finders
               -------------------

          Neither Seller, any Shareholder nor any of Seller's officers, directors, employees or agents have employed any broker, finder or similar agent or incurred any liability for any brokerage fees, commissions, finder's fees or similar payments in connection with the transactions contemplated by this Agreement.

     3.12      Title
               -----

          Seller and/or a wholly owned corporate subsidiary of Seller has good and marketable title to the Assets (exclusive of Assets for which Seller or such subsidiary cannot hold title such as leased property and except that certain of the Existing Contracts cannot be assigned without the prior consent of the other party thereto) and has possession thereof and there is no lien or encumbrance against any such asset except any lien imposed by law in the ordinary course of business for assessments not yet due and payable.


                                  ARTICLE IV
                                  ----------

REPRESENTATIONS AND WARRANTIES OF BUYER
- ---------------------------------------

          Buyer hereby represents and warrants to Seller and each of the Shareholders as follows:

     4.1       Organization of Buyer
               ---------------------

          Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to conduct its business as it is now being conducted.

     4.2       Authorization
               -------------

          Buyer has the requisite power and authority to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium and other similar laws, or by equitable principles, relating to or limiting the rights of creditors generally and (b) limitations imposed by law or equitable principles upon the availability of specific performance, injunctive relief or other equitable remedies.

     4.3       Brokerage/Finders Fees
               ----------------------

          Neither Buyer nor any of its officers, directors, employees or agents have employed any broker, finder or similar agent or incurred any liability for any brokerage fees, commissions, finder's fees or similar payments in connection with the transactions contemplated by this Agreement.

     4.4       No Conflict or Violation
               ------------------------

          Neither the execution and delivery of this Agreement by Buyer, nor the consummation of the transactions contemplated hereby, nor compliance by Buyer with any of the provisions hereof will result in (a) a violation of or a conflict with any provision of the

Certificate of Incorporation or Bylaws of Buyer, (b) a breach of, or a default under, any term or provision of any contract, agreement, indebtedness, lease, commitment, license, franchise, permit, authorization or concession to which Buyer is a party which breach or default would have a material adverse effect on the business or financial condition of Buyer or its ability to consummate the transactions contemplated hereby or (c) a violation by Buyer of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, which violation would have a material adverse effect on the business or financial condition of Buyer or its ability to consummate the transactions contemplated hereby.

     4.5       No Loss of Control
               ------------------

          Neither Buyer nor any representative of Buyer is currently involved in active discussions or is party to a letter of intent or agreement regarding any transaction that could result in a direct or indirect change of control of Buyer or a sale of all or substantially all of the assets of Buyer.


                                   ARTICLE V
                                   ---------

ACTIONS BY SELLER, THE SHAREHOLDERS
- -----------------------------------
AND BUYER PRIOR TO THE CLOSING
- ------------------------------

          During the period from the date hereof through the Closing Date:

     5.1       Maintenance of Business
               -----------------------

          The Business of Seller shall be conducted only in, and Seller shall not take any action except in, the ordinary course of business and consistent with past practice, and Seller shall use its best efforts to maintain and preserve the Business, the Assets, and its prospects, employees, suppliers, customers and other advantageous business relationships associated with the Business.

     5.2       Investigation by Buyer
               ----------------------

          Seller shall allow Buyer during regular business hours through Buyer's Representatives, to make such investigation, inspection and duplication, at Buyer's expense, of the Business, the Assets, and the books and records of Seller associated with the Business, and to conduct such examination of the condition of Seller, as Buyer deems necessary or advisable to familiarize itself with such Business, Assets, books, records, condition and other matters, and to verify the representations and warranties of Seller and the Shareholders hereunder.

     5.3       Notification of Certain Matters
               -------------------------------

          Seller and each Shareholder shall give prompt notice to Buyer, and Buyer shall give prompt notice to Seller, of (a) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect any time from the date hereof to the Closing Date and (b) any material failure of Seller, Shareholders or Buyer, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, and each party shall use all reasonable efforts to remedy same.


                                  ARTICLE VI
                                  ----------

CONDITIONS TO SELLER'S OBLIGATIONS
- ----------------------------------

          The obligation of Seller and Shareholders to transfer the Assets to Buyer and to consummate the other transactions contemplated hereby on the Closing Date is subject, in the discretion of Seller, to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

     6.1       Representations, Warranties and Covenants
               -----------------------------------------

          All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, and Buyer shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the Closing Date. There shall be delivered to Seller at the

Closing a certificate executed by Buyer, in form and substance and executed in a manner reasonably satisfactory to Seller, to the foregoing effect.

     6.2       No Governmental Proceeding or Litigation
               ----------------------------------------

          No suit, action, investigation, inquiry or other proceeding by any governmental authority or other person shall have been instituted which questions the validity or legality of the transactions contemplated hereby or which could reasonably be expected materially and adversely to affect the value of the Assets, the financial condition and/or business of Buyer or otherwise reasonably be expected to materially damage Seller and/or Shareholders if the transactions contemplated hereunder are consummated.

     6.3       Employment Agreement
               --------------------

          Buyer shall have entered into an employment agreement with Richard G. Wollack in form and substance satisfactory to Buyer and Richard G. Wollack (the "Employment Agreement").

     6.4       License Agreement
               -----------------

          Seller and Buyer shall have entered into the License Agreement.

     6.5       Waiver by Seller
               ----------------

          Seller may unilaterally waive any of Seller's conditions described in this Agreement. Except as otherwise provided in this Agreement, any such waiver shall be effective only if the same is (a) in writing, (b) signed by Seller, and
(c) delivered to Buyer on or before the date such condition is to be satisfied.


                                  ARTICLE VII
                                  -----------

CONDITIONS TO BUYER'S OBLIGATIONS
- ---------------------------------

          The obligation of Buyer to purchase the Assets and to consummate the other transactions contemplated hereby is subject, in the discretion of Buyer, to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

     7.1       Representations, Warranties and Covenants
               -----------------------------------------

          All representations and warranties of Seller and the Shareholders contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, and Seller and the Shareholders shall have performed in all material respects all agreements and covenants required hereby to be performed by them prior to or at the Closing Date. There shall be delivered to Buyer at the Closing a certificate executed by Seller and the Shareholders, in form and substance and executed in a manner reasonably satisfactory to Buyer, to the foregoing effect.

     7.2       No Governmental Proceeding or Litigation
               ----------------------------------------

          No suit, action, investigation, inquiry or other proceeding by any governmental authority or other person shall have been instituted which questions the validity or legality of the transactions contemplated hereby or which could reasonably be expected materially and adversely to affect the value of the Assets, the financial condition and/or business of Seller or otherwise reasonably be expected to materially damage Buyer if the transactions contemplated hereunder are consummated.

     7.3       Employment Agreement
               --------------------

          Richard G. Wollack shall have entered into the Employment Agreement with Buyer.

     7.4       License Agreement
               -----------------

          Seller and Buyer shall have entered into the License Agreement.

     7.5       Waiver by Buyer
               ---------------

          Buyer may unilaterally waive any of Buyer's conditions described in this Agreement. Except as otherwise provided in this Agreement, any such waiver shall be effective only if the same is (a) in writing, (b) signed by Buyer, and
(c) delivered to Seller on or before the date such condition is to be satisfied.


                                 ARTICLE VIII
                                 ------------

INDEMNIFICATION
- ---------------

     8.1       Survival of Representations, Etc.
               ---------------------------------

          All statements contained in the Disclosure Schedule or in the certificates delivered at the Closing pursuant to Sections 6.1 and 7.1 shall be deemed to be representations and warranties by the parties hereunder. The representations and warranties of each of Seller, the Shareholders and Buyer contained herein shall survive the Closing Date for a period of two (2) years regardless of any investigation made by any of the parties hereto.

     8.2       Indemnification
               ---------------
          (a)  By Seller and the Shareholders.
               ------------------------------

                    (1)  Seller Indemnification.   Seller hereby agrees to
                         ----------------------
     indemnify, defend (subject to the provisions of Section 8.2(d)) and hold harmless Buyer and its Representatives from and against any and all costs, losses, liabilities, damages, lawsuits, deficiencies, claims and expenses, including without limitation, interest, penalties, reasonable attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively, "Damages"), incurred in connection with, arising out of, resulting from or incident to (i) any breach of any covenant or warranty, or the inaccuracy of any representation, made by Seller and/or any Shareholder in or pursuant to this Agreement, and (ii) any claim by any third party brought against Buyer arising from the actions or inactions of Seller and/or any Shareholder or the operation of Seller's business prior to the Closing, provided that neither Seller nor either Shareholder shall be required to indemnify any Damages unless the sum of all Damages exceeds Five Thousand Dollars ($5,000), in which case the amount required to be indemnified shall be the amount of Damages in excess of Five Thousand Dollars ($5,000).

                    (2)  Shareholder Indemnification.  Each Shareholder hereby
                         ---------------------------
     agrees to indemnify, defend and hold harmless Buyer and its Representatives from and against any and all Damages incurred in connection with, arising out of, resulting from, or incident to, any breach of any covenant or warranty, or the inaccuracy of any representation, made by such Shareholder in or pursuant to this Agreement, it being understood that each Shareholder's representations and warranties are being made only to the best of that Shareholder's knowledge and that no breach of any representation or warranty by Seller or one Shareholder shall be considered a breach of that representation or warranty by the other Shareholder unless that knowledge criterion is established with respect to that other Shareholder.

                    (3)  Shareholder Indemnification Limitations.  The liability
                         ---------------------------------------
     of each Shareholder in connection with the indemnification obligations of such Shareholder set forth above in this Section 8.2(a) shall not in any event exceed an amount equal to Three Hundred Thousand Dollars ($300,000) with respect to Richard G. Wollack and Two Hundred Thousand Dollars ($200,000) with respect to Brent Donaldson. Buyer agrees that it and its Representatives shall not institute a suit against either Shareholder for indemnification under this Section 8.2 until it has first exercised its offset rights set forth in Section 8.2(a)(4). Moreover, neither Buyer nor any of its Representatives shall be entitled to collect any indemnification amounts from either Shareholder until two (2) years after Buyer first asserts a timely indemnification claim against Seller and that Shareholder in writing. If and to the extent Seller or a Shareholder indemnifies Buyer or any of Buyer's Representatives, the indemnitors shall be subrogated to any and all rights of the indemnitees against any insurers or other third parties with respect to the matters indemnified. In addition, even before any such subrogation, Buyer and its Representatives shall take reasonable steps (for example, filing timely claims) in order to preserve all such claims against third parties and shall reasonably cooperate (without out-of-pocket expense to Buyer) with the indemnitors in prosecuting any such claims.

                    (4)  Right of Offset.  Buyer shall have the right to offset
                         ---------------
     any amounts due Seller and/or any Shareholder under this Agreement in satisfaction of Seller's and/or any Shareholder's indemnification obligation set forth above in this Section 8.2. Notwithstanding the foregoing, if there is a final, non-appealable determination by a court of competent jurisdiction that Buyer improperly offset any amounts that were otherwise payable to Seller and/or any Shareholder, then Buyer shall be obligated to pay to Seller and/or any such Shareholder, as applicable, such improperly withheld amounts, together with interest thereon computed at the prevailing Wells Fargo Bank commercial prime rate of interest (adjusted concurrently with any adjustments to such interest rate) accrued from and after the date any such amounts were improperly withheld.

               (b)  By Buyer.  Buyer shall indemnify, defend (subject to the
                    --------
provisions of Section 8.2(d)) and hold harmless each Shareholder, Seller and Seller's Representatives from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to (i) any breach of any covenant or warranty, or the inaccuracy of any representation, made by Buyer in or pursuant to this Agreement, or (ii) any claim by any third party brought against Seller and/or any Shareholder arising from the actions or inactions of Buyer or the operation of Buyer's business on or after the Closing Date, provided that Buyer shall not be required to indemnify any Damages unless the sum of all Damages exceeds Five Thousand Dollars ($5,000), in which case the amount required to be indemnified shall be the amount of Damages in excess of Five Thousand Dollars ($5,000).

               (c)  Damages.  The term "Damages" as used in this Section 8.2 is
                    -------
not limited to matters asserted by third parties against the indemnified party but includes Damages incurred or sustained by the indemnified party in the absence of third party claims. Payment by the indemnified party of amounts for which the indemnified party is entitled to be indemnified hereunder shall not be a condition precedent to the right of the indemnified party to enforce its indemnity rights hereunder.

               (d)  Notification Requirement.
                    ------------------------

                    (1) If any party ("Indemnitee") hereto desires to make a claim against any other party ("Indemnitor") pursuant to the provisions of this Article VIII, then Indemnitee shall notify Indemnitor of the claim, demand, action or right of action which is the basis of such claim and the provision or provisions of this Agreement alleged to have been breached or to be inaccurate. Indemnitee shall provide Indemnitor with all information available to it regarding such claim, demand, action or right of action (whether or not it involves a third party). Any failure of Indemnitee to notify Indemnitor of any such claim shall not waive any rights of Indemnitee, except to the extent that the rights of the Indemnitor are actually prejudiced.

                    (2) With respect to any claim brought by a third party against an Indemnitee, the Indemnitor may, and upon request of the Indemnitee shall, assume the defense of the claim with competent counsel of its choice, approved by Indemnitee, which approval shall not be unreasonably withheld or delayed. Subject to the deductible set forth in Sections 8.2(a)(1) and 8.2(b) and the limits set forth in Section 8.2(a)(3), the Indemnitor shall pay the fees and expenses of that counsel. However, any Indemnitee is authorized (but not required) to retain counsel (in which case the fees and expenses of that counsel shall be paid by the Indemnitor) in order to file any motion, answer or other pleading and take any other action which it reasonably considers essential to protect its interests or those of the Indemnitor until the Indemnitor retains counsel, provided that such action does not prejudice the defense of the claim. Moreover, even though the Indemnitor retains counsel, the Indemnitee shall have the right to retain its own counsel. However, except as provided in the sentence preceding the previous sentence, the fees and expenses of such counsel shall be paid by the Indemnitee. If requested by the Indemnitor, the Indemnitee shall cooperate with the Indemnitor and its counsel is contesting any claim that the Indemnitor defends or, if appropriate and related to the claim, in making any counterclaim or cross-claim against the third party asserting the claim or against any other person. No claim for which indemnification is sought under this Section 8.2 may be settled or compromised without the consent of the Indemnitor and the Indemnitee. Such consent shall not be unreasonably withheld or delayed.

               (e)  Sole Monetary Remedies.  The remedies set forth in this
                    ----------------------
Section 8.2 constitute the sole monetary remedies of Seller, Buyer, the Shareholders and their respective Representatives respecting any of the matters addressed in this Agreement including, without limitation, any non-contract monetary remedies. However, this Section 8.2(e) shall not affect Buyer's or Richard G. Wollack's remedies under the Employment Agreement.


                                  ARTICLE IX
                                  ----------

MISCELLANEOUS
- -------------

     9.1       Termination
               -----------

          This Agreement may be terminated and the transactions contemplated hereby abandoned by the mutual written consent of each of the parties hereto or by Seller or Buyer if the conditions to such party's obligations set forth in Articles VI and VII, respectively, have not been satisfied on or before April 30, 1995 (unless waived by the party entitled to the benefit thereof), without liability of any party hereto; provided that no party will be released from liability hereunder if this Agreement is terminated and the transactions abandoned by reason of (a) willful failure of such party to have performed its obligations hereunder, or (b) any knowing misrepresentation made by such party of any matter set forth herein. In the event that a condition precedent to its obligations is not satisfied, nothing contained herein shall be deemed to require any party to terminate this Agreement, rather than to waive such condition precedent and proceed with the transactions contemplated hereby.

     9.2       Assignment
               ----------

          Neither this Agreement nor any of the rights or obligations hereunder may be assigned by Seller without the prior written consent of Buyer. Buyer shall have the right to assign this Agreement to a wholly owned subsidiary of Buyer without the consent of Seller provided the obligations of such assignee under this Agreement are guaranteed by Buyer. Except for the foregoing, Buyer shall have no right to assign this Agreement or any of the rights or obligations hereunder without the prior written consent of Seller. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their, respective successors and assigns, and no other person shall have any right, benefit or obligation hereunder.

     9.3       Notices
               -------

          Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered in person or by commercial overnight courier, telegraph, telex or by facsimile transmission or mailed by certified mail, postage prepaid, return receipt requested, as follows:

          If to Shareholders:     Richard G. Wollack
                                  2200 Powell Street
                                  7th Floor
                                  Emeryville, California 94608-1809
                                  Telephone No.:  (510) 596-3202

                                  Facsimile No.:  (510) 596-3299

                                  Brent Donaldson
                                  2200 Powell Street
                                  7th Floor
                                  Emeryville, California 94608-1809
                                  Telephone No.:  (510) 596-3201
                                  Facsimile No.:  (510) 596-3299

          With a copy to:         Heller, Ehrman, White & McAuliffe
                                  333 Bush Street, Suite 3100
                                  San Francisco, California 94104-2878
                                  Attention:  Daniel E. Titelbaum, Esq.
                                  Telephone No.:  (415) 772-6134
                                  Facsimile No.:  (415) 772-6268

          If to Buyer:            Koll Management Services, Inc.
                                  4343 Von Karman Avenue
                                  Newport Beach, California  92660
                                  Attn:  President
                                  Telephone No.:  (714) 833-3030
                                  Facsimile No.:  (714) 833-8635

          With a copy to:         Allen, Matkins, Leck, Gamble & Mallory
                                  18400 Von Karman Avenue
                                  4th Floor
                                  Irvine, California  92715
                                  Attn:  Thomas C. Foster, Esq.
                                  Telephone No.:  (714) 553-1313
                                  Facsimile No.:  (714) 553-8354

          If to Seller:           Liquidity Financial Group, L.P.
                                  2200 Powell Street
                                  7th Floor
                                  Emeryville, California 94608-1809
                                  Telephone No.:  (510) 596-3200
                                  Facsimile No.:  (510) 596-3299

Any such notice or other communication shall be deemed received and effective upon the earlier of (a) if personally delivered, the date of delivery to the address of the person to receive such notice; (b) if delivered by commercial overnight carrier, one day following the receipt of such communication by such carrier from the sender, as shown on the sender's delivery invoice from such carrier; (c) if mailed, forty-eight (48) hours after the date of posting by the United States Post Office as shown by the sender's registry or certification receipt, as the case may be; (d) if given by telegraph or cable, when delivered to the telegraph company with charges prepaid; or (e) if given by telex or telecopy, when sent. Any reference herein to the date of receipt, delivery, or giving, as the case may be, of any notice or other communication shall refer to the date such communication becomes effective under the terms of this Section 9.3. Any notice or other communication sent by cable, telex, or telecopy must be confirmed within forty-eight (48) hours by letter mailed or delivered in accordance with the foregoing. Notice of change of address shall be given by written notice in the manner detailed in this Section 9.3. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to constitute receipt of the notice or other communication sent.

     9.4       Choice of Law
               -------------

          This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of California.

     9.5       Entire Agreement; Amendments and Waivers
               ----------------------------------------

          This Agreement, together with all Exhibits and schedules hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, amendment, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     9.6       Counterparts
               ------------

          This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     9.7       Invalidity
               ----------

          In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

     9.8       Headings
               --------

          The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     9.9       Further Assurances
               ------------------

          On and after the Closing Date, Seller, the Shareholders and Buyer shall take all appropriate action and execute all documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the provisions hereof.

     9.10      Expenses
               --------

          Seller, the Shareholders and Buyer will each be liable for their own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement.

     9.11      Attorneys Fees
               --------------

          In any litigation relating to this Agreement between the parties hereto,. the prevailing party or parties shall be entitled to recover reasonable attorney fees, court costs and other reasonable expenses incurred in connection with such litigation.

     9.12      Publicity
               ---------

          Neither the Shareholders, Seller nor Buyer shall issue any press release or make any public statement regarding the transactions contemplated hereby (including, but not limited to, any press release or public statement announcing the execution of this Agreement, the termination of this Agreement or the consummation of the transactions contemplated hereby), without the prior approval of the other parties hereto save and except for any disclosures, notices or public filings required by law. The parties hereto shall issue a mutually acceptable press release as soon as practicable after the Closing Date announcing the consummation of the transactions contemplated hereby.

     9.13      Confidential Information
               ------------------------

          The parties acknowledge that the transaction described herein is of a confidential nature and shall not be disclosed except to consultants, advisors, affiliates and Representatives, or as required by law, until such time as the parties make a public announcement regarding the transaction as provided in
Section 9.11. In connection with the negotiation of this Agreement and the preparation for the consummation of the transactions contemplated hereby, each party acknowledges that it will have access to confidential information relating to the other parties. Each party shall treat such information as confidential, preserve the confidentiality thereof and not duplicate or use such information, except to advisors, consultants, affiliates and Representatives in connection with the transactions contemplated hereby. Employees of Seller shall be notified of the fact of the subject transaction in a joint communication from Seller and Buyer mutually approved by Seller and Buyer. In the event of the termination of this Agreement for any reason whatsoever, each party shall return to the other all documents, work papers and other material (including all copies thereof) obtained in connection with the transactions contemplated hereby and shall use all reasonable efforts, including instructing its employees and others who have had access to such information, to keep confidential and not to use any such information, unless such information is now, or is hereafter disclosed, through no act or omission of such party, in any manner making it available to the general public.

     9.14      Miscellaneous
               -------------

          Each of the Exhibits attached hereto is incorporated herein by reference and expressly made a part of this Agreement for all purposes. References to any Exhibit made in this Agreement shall be deemed to include this reference and incorporation. Where the context so requires, the use of the neuter gender shall include the masculine and feminine genders, the masculine gender shall include the feminine and neuter genders, and the singular number shall include the plural and vice versa. Time is of the essence of this Agreement. There are no third party beneficiaries to this Agreement. Each party hereto acknowledges that (i) each party hereto is of equal bargaining strength; (ii) each such party has actively participated in the drafting, preparation, and negotiation of this Agreement; and (iii) any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement, any portion hereof, any amendments hereto, or any Exhibits attached hereto.


                                   ARTICLE X
                                   ---------

DEFINITIONS
- -----------

     10.1      Accounting Party
               ----------------

          The term "Accounting Party" is defined in Section 1.3(f).
                    ----------------

     10.2      Affiliate
               ---------

          The term "Affiliate" means any person or entity which, directly or
                    ---------
indirectly, through one or more intermediaries, controls or is controlled by or is under common control with another person or entity. The term "control" as used herein (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to vote fifty percent (50%) or more of the outstanding voting securities of such person or entity.

     10.3      Assets
               ------

          The term "Assets" is defined in Section 1.1.
                    ------

     10.4      Benefit Arrangement
               -------------------

          The term "Benefit Arrangement" is defined in Section 3.12.
                    -------------------

     10.5      Business
               ---------

          The term "Business" is defined in Recital A.
                    --------

     10.6      Buyer
               -----

          The term "Buyer" means Koll Management Services, Inc.
                    -----

     10.7      Calculation Year
               ----------------

          The term "Calculation Year" means the First Year and each twelve (12)
                    ----------------
month period thereafter until the Deferred Portion is satisfied.

     10.8      Closing
               -------

          The term "Closing" is defined in Section 2.1.
                    -------

     10.9      Closing Date
               ------------

          The term "Closing Date" is defined in Section 2.1.

     10.10     Damages
               -------

          The term "Damages" is defined in Section 8.2(c).
                    -------

     10.11     Deferred Portion
               ----------------

          The term "Deferred Portion" is defined in Section 1.2.
                    ----------------

     10.12     Down Payment
               ------------

          The term "Down Payment" is defined in Section 1.2.
                    ------------

     10.13     Employment Agreement
               --------------------

          The term "Employment Agreement" is defined in Section 6.3.
                    --------------------

     10.14     Existing Contracts
               ------------------

__________The terms "Existing Contracts" is defined in Section 1.1.
                     ------------------

     10.15     Financial Statements
               --------------------

          The term "Financial Statements" is defined in Section 3.5.
                    --------------------

     10.16     First Year
               ----------

          The term "First Year" is defined in Section 1.3.
                    ----------

     10.17     Indemnitee
               ----------

          The term "Indemnitee" is defined in Section 8.2(d).
                    ----------

     10.18     Indemnitor
               -----------

          The term "Indemnitor" is defined in Section 8.2(d).
                    ----------

     10.19  INDEX
            -----

__________The term "INDEX" is defined in Recital A.
                    -----

     10.20     License Agreement
               -----------------

__________The term "License Agreement" means that certain License Agreement by
                    -----------------
and between Seller and Buyer effective as of the Closing Date, wherein Buyer licenses to Seller databases related to the activities described as INDEX and T.R.E.E.S.

     10.21     Net Operating Income
               --------------------

__________The term "Net Operating Income" is defined in Section 1.3(a).
                    --------------------

     10.22     Net Operating Loss
               ------------------

__________The term "Net Operating Loss" is defined in Section 1.3(b).
                    ------------------

     10.23     Non-Accounting Party
               --------------------

__________The term "Non-Accounting Party" is defined in Section 1.3(f).
                    --------------------

     10.24     Operating Expenses
               ------------------

          The term "Operating Expenses" is defined in Section 1.3(d).
                    ------------------

     10.25     Purchase Price
               --------------

          The term "Purchase Price" is defined in Section 1.2.
                    --------------

     10.26     Representative
               --------------

          The term "Representative" means any officer, director, principal,
                    --------------
attorney, accountant, agent, employee or other representative.

     10.27     Revenues
               --------

__________The term "Revenues" is defined in Section 1.3(c).
                    --------

     10.28     Seller
               ------

          The term "Seller" means Liquidity Financial Group, L.P., a California
                    ------
limited partnership.

     10.29     Seller's Office Space
               ---------------------

__________The term "Seller's Office Space" means that certain office space
                    ---------------------
located at 2200 Powell Street, 7th Floor, Emeryville, California 94608-1809, with respect to which Seller is a tenant.

     10.30     Shareholders; Shareholder
               -------------------------

          The term "Shareholders" means Richard G. Wollack and Brent Donaldson,
                    ------------
collectively; the term "Shareholder" means any of the Shareholders.
                        -----------

     10.31     T.R.E.E.S.
               ----------

          The term "T.R.E.E.S." is defined in Recital A.
                    ----------

     10.32     T.R.E.E.S. Employees
               --------------------

          The term "T.R.E.E.S. Employees" is defined in Section 2.5.
                     -------------------

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be duly executed on their respective behalf by their respective officers thereunto duly authorized, as of the day and year first above written.

          "Shareholders"
                                  RICHARD G. WOLLACK


                                  ________   ________________________

                                  BRENT DONALDSON


          "Seller"                     LIQUIDITY FINANCIAL GROUP, L.P., a
                                  California limited partnership


                                  By:
                                       Liquidity Financial Corporation, a
                                       California corporation,
                                       General Partner


                                       By:
                                          Richard G. Wollack,
                                          Its:  Chairman


          "Buyer"                       KOLL MANAGEMENT SERVICES,
                                  INC., a Delaware corporation


                                  By:
                                     D. Glen Raiger,
                                     Executive Vice-President